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                                                            EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated August 23, 1999, except for Note 5 and Note 18 for which the date is October 4, 1999 relating to the financial statements of Bitwise Designs, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/PricewaterhouseCoopers LLP/



Albany, New York
February 2, 2000